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                                                                     EXHIBIT 4



                                                                  CONFORMED COPY

                         AMENDMENT TO CREDIT AGREEMENT


        This Amendment to Credit Agreement ("Amendment") is dated as of April 30, 1994 and is among Battle Mountain Gold Company, a Nevada corporation ("Borrower"), the lenders parties hereto ("Banks") and Citibank, N.A., as agent ("Agent"). In consideration of the mutual covenants contained herein, the Borrower, the Agent and the Banks agree as set forth herein.

        1. Amendments to the Agreement.


        The Credit Agreement dated as of December 29, 1989 among the Borrower, the Agent and the lenders parties thereto, as heretofore amended ("Agreement"), is hereby further amended as follow:

        1.1 Section 5.01. Section 5.01(h) of the Agreement is hereby amended by replacing the amount "$150,000,000" appearing therein with the amount "$350,000,000".

        1.2 Section 5.02(a). Section 5.02(a) of the Agreement is amended by adding, immediately after the word "above" in the first parenthetical phrase of clause (iii) thereof, the words "or clauses (iv) or (v) below".

        1.3   Section 5.02(b).  Section 5.02(b) of the Agreement is amended by
(1) adding, immediately after the word "above" in clause (vii) thereof, the words "or clauses (viii) or (ix) below", (2) deleting the word "and" at the end of clause (vii) thereof, (3) replacing the period at the end of clause (viii) thereof with "; and" and (4) adding a new clause (ix) reading in its entirety as follows:

        (ix) Debt of Red Dome Pty Limited owed to AIDC Ltd. in the maximum principal amount of 30,000,000 Australian dollars if neither the Borrower nor any Material Subsidiary (other than Red Dome Pty Limited or Niugini Mining Limited) has any personal liability for such Debt.

        2. Miscellaneous

        2.1 Amendments, Etc. No amendment or waiver of any provision of this Amendment, nor consent to any departure by the Borrower herefrom, shall in any event be effective unless effected in accordance with Section 8.01 of the Agreement.

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        2.2   Governing Law.  This Amendment and the Agreement as amended hereby shall be governed by, and construed in accordance with, the laws of the State of New York.

        2.3 Preservation. Except as specifically modified by the terms of this Amendment, all of the terms, provisions, covenants, warranties and agreements contained in the Agreement (including, without limitation, exhibits thereto) or any of the Notes remain in full force and effect. Terms used herein which are not defined herein and are defined in the Agreement, as amended hereby, are used herein as defined in the Agreement, as amended hereby.

        2.4 Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        2.5 Bank Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement as amended hereby.

        2.6 Representation. The Borrower hereby represents and warrants to the Agent and the Banks that:

        (i) The representations and warranties contained in Section 4.01 of the Agreement (other than any representation and warranty that by its terms relates exclusively to a prior date) are correct in all material respects on and as of the date hereof as though made on and as of the date hereof; and

        (ii) No event has occurred and is continuing, or would result from this Amendment, which constitutes an Event of Default or would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

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        2.7   Authority, etc.  The Borrower hereby represents and warrants to the Agent and the Banks, effective as of the Effective Date (as defined in Section 2.9 hereof) that (i) the Borrower is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada,
(ii) the execution, delivery and performance of this Amendment, and the performance of the Agreement, as amended hereby, by the Borrower are within the power of the Borrower, have been duly authorized by all necessary corporate action, do not violate any provision of the Borrower's charter or by-laws, any contractual restriction binding on or affecting the Borrower or any Governmental Requirement and will not result in or require the creation or imposition of any Lien prohibited by the Agreement, (iii) this Amendment has been duly executed and delivered by the Borrower, (iv) this Amendment and the Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with their respective terms, from and after the Effective Date, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application relating to or affecting the enforcement of creditors' rights generally, and to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (v) no authorization, consent or approval of, or other action by, and no notice to or filing with, any governmental authority, regulatory body or other Person is required for the due execution, delivery and performance of this Amendment or the performance of the Agreement, as amended hereby.

        2.8 Default. Without limiting any other event which may constitute an Event of Default, in the event any representation or warranty set forth herein shall prove to have been incorrect in any material respect when made, such event shall constitute an "Event of Default" under the Agreement, as amended hereby.

        2.9 Effectiveness. This Amendment shall become effective on the first date (the "Effective Date") upon which the conditions set forth below shall have been fulfilled:

                (a) The Borrower and the Majority Lenders each shall have executed a counterpart hereof and delivered the same (or a copy thereof) to the Agent or, in the case of any Bank as to which an executed counterpart hereof shall not have been so delivered, the Agent shall have been notified by such Bank that such Bank has executed it.





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                (b)  The Agent shall have received from the Borrower a
        certificate of an officer of the Borrower, dated on or before the Effective Date and certifying (A) that attached thereto is a true and complete copy of resolutions of the Board of Directors of the Borrower authorizing the execution, delivery and performance of this Amendment and (B) as to the names and true signatures of the officers of the Borrower authorized to sign this Amendment.

        2.19 Expenses. The Borrower agrees to pay on demand all costs and expenses in connection with the preparation, negotiation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent with respect thereto.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                            BORROWER:

                                            BATTLE MOUNTAIN GOLD COMPANY


                                            By:   /s/ H. Les Sarles
                                                  ----------------------------
                                            Name:   H. Les Sarles
                                                  ----------------------------
                                            Title:  Treasurer
                                                  ----------------------------

                                            AGENT:

                                            CITIBANK, N.A., as Agent


                                            By:   /s/ John K. Hammes
                                                  ----------------------------
                                            Name:   John K. Hammes
                                                  ----------------------------
                                            Title:  Vice President
                                                  ----------------------------

                                            BANKS:

                                            CITIBANK, N.A.


                                            By:   /s/ John K. Hammes
                                                  ----------------------------
                                            Name:   John K. Hammes
                                                  ----------------------------
                                            Title:  Vice President
                                                  ----------------------------




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                                            THE BANK OF NOVA SCOTIA,
                                              ATLANTA AGENCY


                                            By:   /s/ A. S. Norsworthy
                                                  ----------------------------
                                            Name:   A. S. Norsworthy
                                                  ----------------------------
                                            Title:  Assistant Agent
                                                  ----------------------------


                                            THE BANK OF NEW YORK


                                            By:   /s/ Andrew G. Mathews
                                                  ----------------------------
                                            Name:   Andrew G. Mathews
                                                  ----------------------------
                                            Title:  Vice President
                                                  ----------------------------

                                            CIBC, INC.


                                            By:   /s/ J. D. Westland
                                                  ----------------------------
                                            Name:   J. D. Westland
                                                  ----------------------------
                                            Title:  Vice President
                                                  ----------------------------

                                            TEXAS COMMERCE BANK NATIONAL
                                              ASSOCIATION


                                            By:   /s/ Larry F. Robinson
                                                  ----------------------------
                                            Name:   Larry F. Robinson
                                                  ----------------------------
                                            Title:  Vice President
                                                  ----------------------------

                                            FIRST INTERSTATE BANK OF TEXAS, N.A.


                                            By:   /s/ Carol D. Birkofer
                                                  ----------------------------
                                            Name:   Carol D. Birkofer
                                                  ----------------------------
                                            Title: Assistant Vice President
                                                  ----------------------------

                                            MELLON BANK, N.A.


                                            By:   /s/ Karr McCurdy
                                                  ----------------------------
                                            Name:   Karr McCurdy
                                                  ----------------------------
                                            Title:  Vice President
                                                  ----------------------------




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